EXHIBIT 5.1

March 19, 2007

The Board of Directors
BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, FL 33414

BE Aerospace, Inc.
Registration Statement on Form S-3ASR Relating to Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to BE Aerospace, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a shelf registration statement on Form S-3ASR (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 19, 2007, relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $.01 per share  (the “Shares”). Each Share includes a right (a “Right”) pursuant to a rights agreement (the “Rights Agreement”), dated as of November 12, 1998 between the Company and BankBoston, N.A., as rights agent (the “Rights Agent”), to purchase, under certain circumstances, one one-thousandth of a share, or a unit, of a series A junior preferred stock of the Company, par value $.01 per share. The offering of the Shares will be as set forth in the prospectus forming part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)   The Registration Statement.

(b)   The Prospectus.

(c)   The Rights Agreement.

(d)   The amended certificate of incorporation of the Company, as amended through July 19, 2006 and amended by-laws of the Company, as amended through October 24, 2002.

(e)   Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review, we have assumed:

(a)   The genuineness of all signatures.

(b)   The authenticity of the originals of the documents submitted to us.

(c)   The conformity to authentic originals of any documents submitted to us as copies.

(d)   That the Rights Agreement is the legal, valid and binding obligation of the Rights Agent, enforceable against the Rights Agent in accordance with its terms.

(e)   As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the law of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when (i) all corporate action necessary for an issuance of the Shares has been taken and (ii) the Shares have been duly issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, the Shares (including the attached Rights) will be validly issued and the Shares will be  fully paid and non-assessable, assuming that a sufficient number of Shares are authorized and available for issuance and that consideration therefor is not less than the par value of the Shares.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

RSW/MFM/IM/BC
LSN